Exhibit 32.1

                  CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
                     PRINCIPAL FINANCIAL OFFICER PURSUANT TO
            SECTION 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
                           AND 18 U.S.C. SECTION 1350

                  In connection with the Quarterly Report of Medicore, Inc. (the "Company") on Form 10-Q for the third quarter ended September 30, 2004 as filed with the Securities and Exchange Commission on the date therein specified (the "Report"), the undersigned, Thomas K. Langbein, Chief Executive Officer of the Company, and Daniel R. Ouzts, Vice President of Finance and the Principal Financial Officer of the Company, each certify pursuant to 18 U.S.C. Section 1350 that, to the best of our knowledge:

                  (1) The Report fully complies with the requirements of Section
            13(a) of the Securities Exchange Act of 1934; and

                  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                    /s/ Thomas K. Langbein
                                    -------------------------------------------
                                    THOMAS K. LANGBEIN, Chief Executive Officer

                                    /s/ Daniel R. Ouzts
                                    -------------------------------------------
                                    DANIEL R. OUZTS, Vice President of Finance
                                    (Principal Financial Officer)

         Dated: November 12, 2004